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                                                                   Exhibit 10.5

                             INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT (this "Agreement") is made as of May _____, 1999 by and between OPINION RESEARCH CORPORATION, a Delaware corporation (the "Company") ALLIED INVESTMENT CORPORATION and ALLIED CAPITAL CORPORATION, each a Maryland corporation (collectively referred to herein as "Allied").

                                   RECITALS:

     A. Allied wishes to invest the aggregate sum of Fifteen Million and no/100 Dollars ($15,000,000.00) in the Company, in exchange for certain subordinated debentures of the Company and Warrants to purchase shares of Common Stock of the Company.

     B. The parties wish to set forth herein their understandings and agreements pertaining to this transaction.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allied and its successors and assigns with respect to the Debentures or the Warrant (as these terms are hereinafter defined) (individually, a "Holder" and collectively, the "Holders"), and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Acquisition," means the acquisition by the Company of not less than 99.7% of the stock of Macro.

     "Acquisition Agreement," means the Stock Purchase Agreement with respect to the Acquisition, dated as of April 30, 1999, by and among the entities and individuals identified therein as "Stockholders," as Seller, and the Company, as Purchaser.

     "Act of Bankruptcy," when used in reference to any Person, means the occurrence of any of the following with respect to such Person: (i) such Person shall have made an assignment for the benefit of his or its creditors; (ii) such Person shall have admitted in writing his or its inability to pay his or its debts as they become due; (iii) such Person shall have filed a voluntary petition in bankruptcy; (iv) such Person shall have been adjudicated a bankrupt or insolvent; (v) such Person shall have filed any petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law pertinent to such circumstances; (vi) such Person shall have

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filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against such Person; (vii) such Person shall have sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of such Person or of all or any substantial part of the properties of such Person; (viii) 60 days shall have elapsed after the commencement of an action against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of such Person having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (ix) 60 days shall have expired after the appointment, without the consent or acquiescence of such Person of any trustee, receiver or liquidator of such Person or of all or any substantial part of the assets and properties of such Person without such appointment having been vacated.

     "Act of Dissolution," when used in reference to any Person (other than an individual), shall mean the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of such Person.

     "Adjusted EBITDA" means EBITDA plus Pro Forma EBITDA.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Applicable Law(s)," when used in the singular, shall mean any applicable federal, state or local law, ordinance, order, regulation, rule or requirement of any governmental or quasi-governmental agency, instrumentality, board, commission, bureau or other authority having jurisdiction, and, when used in the plural, shall mean all such applicable federal, state and local laws, ordinances, orders, regulations, rules and requirements.

     "Audited Financials" See Section 4.6.
                              -----------

     "Business Day" means any day other than a Saturday, Sunday or day on which banks in Washington, D.C. are authorized or required by law to close.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations is the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means any transaction or series of related transactions involving the Company's capital stock or any securities convertible into or exchangeable for the Company's capital stock, which results in one or more Persons that are Affiliates of each other (other than the stockholders of the Company that are existing as of the date hereof) either (A) owning in

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excess of 50% of the outstanding capital stock of the Company or (B) being able to elect a majority of the board of directors of the Company.

     "Charges" See Section 8.9.
                   -----------

     "Closing" means the consummation of the Transaction.

     "Closing Date" means the date of the Transaction hereunder.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means any and all (as the context may require) of the shares of the authorized common stock of the Company.

     "Contracts" See Section 4.15.
                     ------------

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative thereto.

     "Company's Business" means corporate marketing research and model-based telemarketing and related services.

     "Debentures" means the subordinated debentures dated the date of this Agreement in the aggregate principal amount of $15,000,000 from the Company made payable to Allied, which evidences the Company's repayment obligation for the investment by Allied in the Company.

     "Default" means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

     "Dollars" or "$" means lawful money of the United States of America.

     "Earn Out Payments" means the earn out payments payable by the Company or its Subsidiaries to (a) the seller, in an amount not to exceed $8.7 million, pursuant to the Acquisition Agreement upon satisfaction of certain financial hurdles as set forth in the Acquisition Agreement and (b) the sellers of the shares in ProTel Marketing Inc., in an amount not to exceed $7.0 million, pursuant to the ProTel Purchase Agreement.

     "EBITDA" means net income (or loss) for the period of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest unless received by the Company or its Subsidiary in a cash distribution; and (b) the income (or loss) or any Person (other than Macro, whose net income (or loss) shall be included in the calculation of EBITDA) accrued prior to the date it became a Subsidiary of the Company or is merged into or consolidated with the Company;

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     Plus, without duplication:

     Any provision for (or less any benefit from) income and franchise taxes included in the determination of net income;

     Interest expense deducted in the determination of net income;

     Amortization and depreciation deducted in determining net income; losses (or less gains) from Asset Dispositions (i.e., the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (i) any of the capital stock or other equity or ownership interest of any of the Company's Subsidiaries or (ii) any or all of the assets of the Company or any of its Subsidiaries other than (A) sales of inventory in the ordinary course of business and (B) sales by Macro of low income housing tax credits) or other non-cash items included in the determination of net income (excluding sales, expenses or losses related to current assets);

     Extraordinary losses (or less gains), as defined under GAAP, net of related tax effects;

     To the extent deducted in computing net income (loss), one time severance expenses not to exceed $2,470,000 in the aggregate in connection with the termination of employment of Michael Cooper;

     To the extent deducted in determining net income (or loss), (i) loss incurred by Macro for closure of Eastern Europe Operations not to exceed $350,000 in the aggregate and (ii) translation loss incurred in connection with such closure, not to exceed $210,000 in the aggregate;

     Less:

     Expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) applicable to, but not included in, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the closing of the Acquisition, the Senior Debt, and the Transaction; including expenditures during the period made in connection with the Acquisition, the Senior Debt, and the Transaction and payment of liabilities existing on the Closing Date.

     "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" means any written notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a)

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the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S) 6901 et seq., the Federal Water Pollution Control Act as amended by the Clean Water Act of 1977, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. .(S)(S) 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S)(S) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S)(S) 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

     "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the

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Pension Benefit Guaranty Corporation (as defined in ERISA) ("PBGC") or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Company other than PBGC premiums due but not delinquent in excess of $250,000.

     "Events of Default"  has the meaning assigned to such term in Article VII.
                                                                   -----------

     "Financial Officer" of any corporation means the chief financial officer or principal accounting officer of such corporation.

     "Financials" means, collectively, the Audited Financials and the Interim Financials, as defined in Section 4.6.
                          -----------

     "GAAP" means generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority(ies)" means any Federal, state, local, quasi-governmental instrumentality or foreign court, or governmental agency, authority, instrumentality, agency, bureau, commission, department or regulatory body.

     "Guarantors" means jointly and severally ORC, Inc., ORC Teleservice Corp., ORC Protel, Inc., Quantum Research Corporation, Macro, and each other wholly owned domestic Subsidiary of the Company that joins in the Guaranty after the date hereof.

     "Guaranty" means the Subsidiary Guaranty dated the date of this Agreement from the Guarantors for the benefit of Allied.

     "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred

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or is evidenced by a note or similar written instrument including the Earn-Out
Payments; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "Indemnitee" See Section 8.5.
                      -----------

     "Intellectual Property" means, collectively, all of the Company's now owned and hereafter acquired intellectual property, including, without limitation the following: (a) all patents (including all rights corresponding thereto throughout the world, and all improvements thereon); (b) all trademarks (including service marks, trade names and trade secrets, and all goodwill associated therewith), (c) all copyrights (including all renewals, extensions and continuations thereof); (d) all applications for patents, trademarks or copyrights and all applications otherwise relating in any way to the subject matter of such patents, copyrights and trademarks; (e) all patents, copyrights, trademarks or applications therefor arising after the date of this Agreement;
(f) all reissues, continuations, continuations-in-part and divisions of the property described in the preceding clauses (a), (b), (c), (d), and (e), including, without limitation, any claims by the Company against third parties for infringement thereof; and (g) all rights to sue for past, present and future infringements or violations of any such patents, trademarks, and copyrights. Intellectual Property also includes manufacturing formulas, trade secrets, methodologies, know how, shop rights, designs, logos, tags, labels, franchises, distributorships, customer lists, rights to contract expirations or renewals, rights to insurance policy expirations or renewals, personal services contracts, employment contracts, confidentiality agreements and similar covenants, rights under agreements not to compete and similar covenants of any Person regarding any of the foregoing, and including opinions and advice of counsel, consultants, advisors, and experts (including research materials, engineering reports and other work product of employees), as memorialized in any form, regarding any of the foregoing, and including any amendments, reissues, renewals, or supplementations of, or substitutions or replacements for, any of the foregoing, and including any other rights or interests (including any lien or security interest) in any of the foregoing, and agreements with employees and former employees relating to any of the foregoing, and rights to sue for past, present or future violations or infringements of any of the foregoing, and goodwill associated with or related to any of the foregoing or Debtor or Debtor's business

     "Interest" means any ownership or profit-sharing interest (howsoever designated) in any general or limited partnership, trust, limited liability company, private company or joint venture, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

     "Interest Rate" means a rate of interest of 12% per annum, which is payable quarterly in arrears.

     "Interim Financials" See Section 4.6.
                              -----------

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"Inventory" means "inventory" as defined in Article 9 of the UCC, including all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Company's business, all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service or hire.

     "Investment Documents" means, collectively, this Agreement, the Debenture, the Warrants, the Registration Rights Agreement, the Guaranty, and all other instruments and documents executed and delivered by or on behalf of the Company to Allied in connection with the Transaction.

     "Investments" means, collectively, (a) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (b) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all
                                                         ----
additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Leases" See Section 4.11.
                  ------------

     "Licenses" shall mean, collectively, all rights, licenses, permits and authorizations now or hereafter issued by any Governmental Authority reasonably necessary in connection with the operation or conduct of the Company's Business.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Litigation Schedule" See Section 4.14.
                               ------------

     "Macro" means Macro International Inc., a Delaware corporation.

     "Management Group" means, collectively, John F. Short, Douglas L. Cox, Kevin P. Croke, Michael T. Errecart, Gregory C. Ellis, and Frank J. Quirk. If any of the foregoing individuals ceases to be an employee of the Company or any of its Subsidiaries, such individual shall not longer be a Management Group member.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, operations, prospects or condition, financial or otherwise, of the Company, taken as a whole, (b) material impairment of the ability of the Company to perform any of its obligations under any

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Investment Document or (c) material impairment of the rights of or benefits available to the Holders under any Investment Document.

     "Maturity Date" means May 31, 2007.

     "Maximum Rate" See Section 8.9.
                        -----------

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "New Lending Office" See Section 2.11.
                              ------------

     "Non-U.S. Lender" See Section 2.11.
                           ------------

     "Obligations" means all indebtedness, advances pursuant to this Agreement or otherwise, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Company to Allied, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Investment Documents. The term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Obligor, whether or not allowed in such proceeding), fees, charges, expenses, attorneys' fees, and any other sum chargeable to the Company under this Agreement or any other Investment Document.

     "Other Taxes" See Section 2.11.
                       ------------

     "Permitted Investments"  means:

          (a) marketable direct obligations issued or unconditionally guaranteed by the United State Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

          (b) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

          (c) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000;

                                      -9-
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          (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's deposits at such institution; and

          (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's deposits in such institution.

     "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Preferred Stock" means any and all (as the context may require) of the shares of the authorized preferred stock of the Company.

     "Pro Forma EBITDA" means an amount equal to operating earnings before interest, taxes, depreciation and amortization for each Person acquired the Company in connection with an acquisition permitted hereunder for the most recent 12 month period preceding such acquisition, which amount shall be calculated by the Company and shall be subject to the approval of the Holders. After the closing of such acquisition, Pro Forma EBITDA with respect to each such Person shall equal such 12 month number multiplied by a fraction, the numerator of which is twelve minus the number of full calendar months such Person, or its assets, have been owned by the Company for which the Holders have received monthly financial statements, and the denominator of which is 12.

     "ProTel Purchase Agreement" means the Asset Purchase Agreement dated December 11, 1997 among the Company, ORC ProTel, Inc., ProTel Marketing, Inc. and certain principals of ProTel Marketing, Inc.

     "Real Property" shall mean, collectively, all real property owned by the Company or in which the Company has a leasehold interest and all real property hereafter acquired by the Company in fee or by means of a leasehold interest, including all real property on which the Company's Business is now or hereafter conducted, together with all goods located on any such real property that are or may become "fixtures" under the law of the jurisdiction in which such real property is located.

     "Receiver" means any receiver, trustee, custodian, liquidator, or similar fiduciary.

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     "Registration Rights Agreement" means the Registration Rights Agreement, dated of even date herewith, by and between the Company and Allied.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Senior Credit Agreement" means the Credit Agreement dated as of the date hereof among the Company and ORC, Inc., as borrowers, and Heller Financial, Inc., as agent and lender, as the same may be amended, supplemented or revised from time to time to the extent permitted hereunder.

     "Senior Credit Facility" means the senior credit facility dated as of the date hereof, by and between the Company, ORC, Inc. and the Senior Lender, and refinancings thereof that are permitted under the terms hereof.

     "Senior Debt" means all of the following: (a) the aggregate principal indebtedness advanced from time to time under the Senior Credit Facility up to a maximum aggregate principal indebtedness of $50,000,000, consisting of (i) the Senior Revolver Debt and (ii) $30,000,000 of term debt as such amount is reduced from time to time by all payments and prepayments of the principal amount thereof; (b) all interest accrued and accruing on the amounts outstanding under the Senior Credit Facility time to time (including interest accruing after the commencement of an Act of Bankruptcy without regard to whether or not such interest is an allowed claim); (c) all other fees or monetary obligations owed to the Senior Lender under the Senior Credit Facility; (d) all costs incurred by the Senior Lender in commencing or pursuing any enforcement action(s) with respect to the amounts described in clauses (a) through (c), including, without limitation, attorneys' fees and disbursements; and (e) any advances made by the Senior Lender to protect any collateral securing the Senior Debt. "Senior Debt" shall include all amendments, modifications, restatements, and refinancings from time to time of the foregoing, provided such amendments, modifications or refinancings do not (A) increase the interest rate payable thereon by more than three hundred basis points, except in connection with the imposition of a default rate of interest, (B) lengthen or shorten the average term to maturity thereof by more than one year other than in connection with a refinancing permitted under the terms hereof, or (C) increase the aggregate principal amount outstanding thereunder except as permitted in Section 6.1 hereof.

     "Senior Lender" means collectively Heller Financial, Inc., as agent and lender, and certain other lenders who are or become parties as lender to the Senior Credit Agreement or any future lender under any future Senior Credit Facility.

     "Senior Revolver Debt" a portion of the Senior Debt consisting of a $20,000,000 revolving credit facility.

     "Subordination Agreement" means that certain Subordination Agreement, dated as of the date hereof, by and among the Company, ORC, Inc., Allied, and Heller Financial, Inc. as agent for the Senior Lender.

     "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by such Person.

     "Taxes" See Section 2.11.
                 ------------

     "Transaction"  See Section 4.2.
                        -----------

     "Transfer" means the sale, assignment, lease, transfer, mortgaging, encumbering or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

     "Transfer Affecting the Company's Business" means (a) one or more transactions undertaken by the Company resulting in (i) the Transfer of all or substantially all of the assets of the Company; (ii) a merger or consolidation of the Company with another Person where the Company is not the surviving or successor entity; or (iii) a single acquisition of another entity at a total consideration of $5,000,000.00 or more in any rolling twelve (12) month period except to the extent that such acquisition is approved by the majority Holders, which consent shall not be unreasonably withheld or delayed; or (iv) two or more acquisitions of other entities at an aggregate consideration of $7,500,000.00 or more in any rolling twelve (12) month period except to the extent that such acquisition is approved by the majority Holders, which consent shall not be unreasonably withheld or delayed; or (b) a Transfer of shares in the Company by any member of the Management Group except (i) Transfers to immediate family member or trusts for immediate family members for estate planning purposes, (ii) Transfers of not more than ten percent (10%) of the shares in the Company in the aggregate held by the Management Group members during any rolling twelve (12) month period so long as the Holders shall have received prompt notice of Transfers by any Management Group member of more than ten percent (10%) of the shares of the Company held by such Management Group member even if the foregoing aggregate ten percent (10%) limit has not been exceeded, and (iii) Transfers of shares in the Company by any member of the Management Group sold to apply the net proceeds of sale to pay the exercise price of stock options in the Company held by such Management Group member; or (c) a Change in Control.

     "Warrant Shares" means all shares of Common Stock issuable upon the exercise of the Warrants.

     "Warrants" means, collectively, the warrants to purchase eight percent (8%) of the Common Stock of the Company.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Year 2000 Issues" With respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

     SECTION 1.2  Terms Generally.  The definitions in Section 1.1 apply equally
                                                       -----------
to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules are deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Investment Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature are construed in accordance with GAAP, as in effect from time to time.

                                  ARTICLE II

                                THE INVESTMENT

     SECTION 2.1  Funding.   At the closing under this Agreement (the
"Closing"), the Company will borrow, and Allied will invest in the Company, the aggregate sum of $15,000,000, such indebtedness to be evidenced by, and to be repaid according to the terms of the Debenture. The entire principal sum will be advanced at Closing.

     SECTION 2.2 Senior Debt. The rights of Allied under the Debenture, the Guaranty and this Investment Agreement as to right of payment are subordinate only to the Senior Debt.

     SECTION 2.3 Repayment of Debenture. From the Closing until September 5, 2005, the Company shall pay interest only. Beginning on September 5, 2005 and quarterly thereafter, the Company shall pay the first of eight (8) equal payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance by the Maturity Date. Subject to the terms of
Section 2.7 and if not sooner paid, all unpaid principal amounts, accrued and
-----------
unpaid interest, and other obligations of the Company to the Holders due and owing hereunder shall be paid upon the earlier of (i) the date of acceleration of the Debentures pursuant to Article VII, and (ii) the Maturity Date
                              -----------

     SECTION 2.4  Interest on the Debenture.  Subject to the provisions of
Section 2.5, the Debentures shall bear interest (computed on the basis of the
-----------
actual number of days elapsed over a year of 360 days) at the Interest Rate.

     SECTION 2.5 Default Interest. If the Company shall default in the payment of the principal of or interest on the Debentures or any other amount due hereunder, by acceleration or otherwise, or under any other Investment Document to which the Company is a party, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at the Interest Rate plus 3%.

     SECTION 2.6 Prepayment. The Company may at any time and from time to time prepay the principal indebtedness evidenced by the Debenture, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to Allied before 2:00 p.m, Washington, DC time, subject to the Company's obligation to pay a prepayment premium of 2% of any prepaid principal prior to the first anniversary of the Closing Date and a prepayment premium of 1% of any prepaid principal prior to the second anniversary of the Closing Date. There shall be no prepayment premium on any prepayment made from and after the second anniversary of the Closing Date. Any partial prepayments shall be made in increments of $500,000.

     SECTION 2.7 Mandatory Prepayment of the Debentures at Option of Holder. The Company's obligations under the Debentures and this Agreement are not assumable; upon a Transfer Affecting the Company's Business, the Holder shall have the right (but not the obligation) to require the Company to repay the then outstanding principal balance, all accrued but unpaid interest thereon, and all applicable prepayment premiums then due and owing under the Debenture, and to pay all of the other Obligations, if any, in full.

     SECTION 2.8  Payments.

          (a) The Company shall make each payment (including principal of or interest on the Debentures or other amounts) hereunder and under any other Investment Document to which the Company is a party not later than 12:00 (noon), Washington, D.C. time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to Allied at its offices at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006-3434, attention of Thomas H. Westbrook.

          (b) Whenever any payment (including principal of or interest on the Debenture) hereunder or under any other Investment Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

     SECTION 2.9 Warrants. At the Closing, the Company shall issue and sell the Warrants to Allied.

     SECTION 2.10  Taxes.

          (a) Any and all payments by or on behalf of the Company hereunder and under any other Investment Document shall be made, in accordance with Section
                                                                      -------
2.8, free and clear of and without deduction for any and all current or future
---
taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income or gross receipts taxes imposed on the net income of a Holder and (ii) franchise taxes imposed on the net income of a Holder (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If any Holder is a foreign Person, it shall be qualified to transact business in the United States as a foreign person. If the Company must deduct any Taxes from or in respect of any sum payable hereunder or under any other Investment Document to a Holder, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Holder shall receive an amount equal to the sum it would
     ------------
have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Investment Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Investment Document ("Other Taxes").

          (c) The Company will indemnify each Holder for the full amount of Taxes and Other Taxes paid by such Holder and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Holder absent demonstrable error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Holder makes written demand therefor.

          (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Company to the relevant Governmental Authority, the Company will deliver to each Holder, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof. If there is a refund of any additional amount paid by the Company, the Company shall be entitled to receive such refund.

          (e) Any transferee of Allied, with respect to the investment, if organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Company two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of
Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of U.S. Federal withholding tax on payments by the Company under this Agreement and the other Investment Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.10(e), no Non-
                                                     ---------------
U.S. Lender shall be required to deliver any form pursuant to this Section
                                                                   -------
2.10(e) that such Non-U.S. Lender is not legally able to deliver.
-------

          (f) The Company shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to the Debenture; provided, however, that this paragraph (f) shall not apply (x) to any Holder as a result of an assignment, participation, transfer or designation made at the request of the Company and (y) to the extent the indemnity payment or additional amounts any Holder would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Holder would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (f) above.

          (g) Nothing contained in this Section 2.10 shall require a Holder to
                                        ------------
make available any of its tax returns (or any other information that it reasonably deems to be confidential or proprietary).

     SECTION 2.11 Use of Proceeds. The proceeds of the investment by Allied shall be used to consummate the Acquisition and for general working capital purposes. At Allied's sole discretion and expense, Allied shall conduct a review of the Company's financial records to determine the disposition of the proceeds of the investment, and the Financial Officer of the Company shall certify in writing to Allied that the proceeds of the investment were used in accordance with this Section 2.11.
                     ------------

                                  ARTICLE III

                                  CONDITIONS

     SECTION 3.1 Conditions to Closing. The obligation of Allied to enter into this Agreement and to perform its obligations hereunder is subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a) The representations and warranties set forth in Article IV hereof
                                                              ----------
shall be true and correct on and as of the date of the Transaction.

          (b) The Company and each of the Guarantors shall be in compliance with all the terms and provisions set forth herein and in each other Investment Document on its part to be observed or performed, and at the time of and immediately after the Transaction, no Event of Default or Default shall have occurred and be continuing.

          (c) Allied shall have received the following items:

              (i) a favorable written opinion of counsel for the Company and the Guarantors (A) dated the Closing Date, (B) addressed to Allied, and (C) covering such matters relating to the Investment Documents and the Transaction as Allied shall reasonably request, and the Company hereby requests such counsel to deliver such opinion;

              (ii) the Debenture, duly executed by the Company and each of the other Investment Documents, executed by each of the parties thereto (other than Allied);

              (iii) (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Company and each Guarantor, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Company and each Guarantor as of a recent date, from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of the

Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company and each Guarantor authorizing the execution, delivery and performance of the Investment Documents to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation of the Company and each Guarantor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer executing any Investment Document or any other document delivered in connection herewith on behalf of the Company and each Guarantor; (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificates pursuant to (B) above; and (D) such other documents as Allied may reasonably request;

          (iv) all amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Investment Document;

          (v)    the Warrants;

          (vi) the Audited Financials and Interim Financials, as described in Section 4.6;
   ------- ---

          (vii)  the employment contracts, as described in Section 4.24;
                                                           ------------
and

          (viii) the Registration Rights Agreement, in form and substance acceptable to the parties.

     (d) After giving effect to the transactions contemplated hereby, the Company shall have outstanding no Indebtedness other than (A) the Senior Debt,
(B) the extension of credit under this Agreement and (C) the Indebtedness listed on Schedule 4.7 or as disclosed in the Financials.
   ------------

     (e) Allied shall have received fully executed conformed copies of the Acquisition Agreement and each of the other documents related to the Acquisition Agreement. On the Closing Date, the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement.

     (f)  The closing of the Senior Debt shall have occurred.

     (g) All legal matters incident to this Agreement, the Debentures and the other Investment Documents shall be satisfactory to Allied.

     (h)  No event that has a Material Adverse Effect shall have occurred.

          (i) Allied shall have received such other documents, instruments and information as Allied may reasonably request.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     In order to induce Allied to enter into the Transaction, the Company represents and warrants to Allied that, after giving effect to the Acquisition:

     SECTION 4.1 Organization; Powers. The Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Investment Documents and each other agreement or instrument contemplated hereby, and to borrow hereunder.

     SECTION 4.2 Authorization. The execution, delivery and performance by the Company and of each of the Investment Documents and the obligations hereunder (collectively, the "Transaction") (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Company and each Guarantor and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Guarantor, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Company or any Guarantor is a party or by which it or any of its property is or may be bound, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any Guarantor.

     SECTION 4.3 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Investment Document when executed and delivered by the Company and the Guarantors will constitute, a legal, valid and binding obligation of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless or whether considered in a proceeding in equity or at law.

     SECTION 4.4 Governmental Approvals. No action, consent or approval or registration or filing with or any other action by any Governmental Authority is or will be required to be obtained by the Company or the Guarantors in connection with the Transaction, except for such as have been made or obtained and are in full force and effect.

     SECTION 4.5 Company's Business. The Company has been exclusively engaged in the operation of the Company's Business.

     SECTION 4.6  Financial Condition.

          (a) The Company has previously provided to Allied a true and complete copy of the Company's audited financial statements summarizing the financial results of operations for its fiscal year ended December 31, 1998 (the "Audited Financials"). The Audited Financials were prepared in accordance with GAAP, are true and correct in all material respects, and fairly present the Company's operating income and financial condition at such date and for the period then ended. The auditors have issued an unqualified statement to the Company concerning the Audited Financials, a copy of which is included with the Audited Financials;

          (b) The Company has previously provided to Allied a true and complete copy of preliminary unaudited financial statements summarizing the financial results of operation of the Company for the three month period ended March 31, 1999 (collectively, the "Interim Financials"). The Interim Financials were prepared in accordance with GAAP (except that footnotes are omitted), are true and correct in all material respects, and fairly present the Company's operating income and financial condition at such date and for the period then ended, subject to normal and immaterial year-end adjustments; and

          (c) The Company has previously provided to Allied a true and complete copy of the audited financial statements of Macro summarizing the financial results of operations for the fiscal year ended April 30, 1998 and preliminary unaudited financial statements summarizing the financial results of operation of Macro for the eleven month period ended March 31, 1999 (the "Macro Financials").

     SECTION 4.7 Indebtedness. Except as disclosed in the Financials or listed on Schedule 4.7 attached hereto, the Company has no Indebtedness, or any
   ------------
material liability or obligation of any nature (whether liquidated or unliquidated, mature or not yet mature, absolute or contingent, secured or unsecured), arising out of any transaction entered into or any state of facts existing prior hereto, including, without limitation, liabilities or obligations on account of taxes or government charges, penalties, interest or fines thereon or in respect thereof, and the Company does not know of any basis for any claim against the Company as of the date of this Agreement or of any debt, liability or obligation other than those described in this Section 4.7 or elsewhere in
                                                 -----------
this Agreement. The Company is not in default or alleged to be in default in any material respect with respect to any of its liabilities listed in the Audited Financials or the Interim Financials.

     SECTION 4.8 Acquisition. As of the Closing Date, the Company has delivered to Allied a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Neither the Company nor, to the Company's knowledge, any other party thereto is in material default in the performance or compliance with any provisions thereof. The Acquisition Agreement complies with, and prior to the Closing Date, the Acquisition has been consummated in accordance with, all applicable laws. All requisite approvals by Governmental Authorities having jurisdiction over the Company, Macro, and any other Persons referenced therein, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained on or before the Closing Date, and no such approvals impose or will impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by the Company of its business thereafter. As of the Closing Date, to the knowledge of the Company, all representations and warranties of Macro in the Acquisition Agreement are true, correct and complete in all material respects and are hereby incorporated herein by this reference thereto as if fully set forth herein.

     SECTION 4.9  Ownership and Control.  Attached hereto as Schedule 4.9 is an
                                                             ------------
accurate and complete list of the following information: (a) the authorized capitalization of the Company as of the date hereof; (b) the number of shares of each class of the Company's issued capital stock and the number of outstanding shares thereof; (c) a description of all convertible securities and all options, warrants and similar rights held with respect to the Company's capital stock. All shares of capital stock of the Company and all convertible securities, options, warrants and similar rights held with respect to the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable (in the case of capital stock). Except as listed in Schedule 4.9
                                                                   ------------
attached hereto, there are no outstanding options, warrants, convertible securities or other stock purchase rights issued by the Company as of the date hereof.

     SECTION 4.10 No Material Adverse Change. Since the ending date of the Interim Financials and the Macro Financials (and, for the purposes of this
Section 4.10, assuming the accuracy of the Interim Financials and the Macro
------------
Financials), other than as disclosed in Schedule 4.10 hereto, neither the
                                        -------------
Company nor Macro has: (i) suffered any material adverse change in its condition (financial or otherwise) or its overall business prospects; (ii) entered into any material transactions or incurred any material debt, obligation or liability (whether liquidated or unliquidated, mature or not yet mature, absolute or contingent, secured or unsecured) other than the Obligations and in connection with the Acquisition and the Senior Debt; (iii) sustained any material loss or damage to its Real Property or personal property, whether or not insured; (iv) suffered any material interference with its business or operations, present or proposed; and (v) made any Transfer, abandonment or other disposition of any of its Real Property or personal property or any interest therein or relating thereto, that is material to the financial position or prospects of the Company.

     SECTION 4.11  Title to Properties; Possession Under Leases.

          (a) The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets free and clear of Liens, other than Liens expressly permitted by Section 6.2.
                                        -----------

          (b) Attached hereto as Schedule 4.11 is an accurate and complete list
                                 -------------
of all leases of Real Property and all other material leases to which the Company is a party or by which the Company or any of its assets is bound, together with all amendments or supplements thereto (collectively, the "Leases"). True and complete copies of each of the Leases have been provided to Allied prior to the date hereof. Each of the Leases is valid, binding and enforceable in accordance with its terms and remains in full force and effect. The Company is not in material default or alleged to be in default in any material respect with respect to any of its obligations under any of the Leases (nor would be in default or alleged to be in default with the giving of notice, passage of time, or both), and, to the Company's knowledge, no party other than the Company is in default with respect to such party's obligations under any of the Leases (or would be in default or alleged to be in default with the giving of notice, passage of time, or both). The Company's possession of any property leased by it has not been disturbed, nor has any claim been asserted against the Company that is or could be adverse to the Company's interests under any of the Leases. None of the Leases is subject to any material rights of set-off, recoupment or similar deduction or offset and, except as noted on Schedule 4.11
                                                                  -------------
attached hereto, the collateral assignment of the Company's rights under certain of the Leases to Senior Lender will not impair or conflict with the validity or enforceability of any of the Leases. The Company has not assigned or encumbered any of its rights, title or interest in or under any of the Leases nor agreed to any oral modifications of any of the provisions of any of the Leases, except for a collateral assignment of certain Leases to the Senior Lender.

     SECTION 4.12  Subsidiaries.  Schedule 4.12 sets forth as of the Closing
                                  -------------
Date a list of all Subsidiaries of the Company and the percentage ownership interest of the Company therein. The shares of capital stock or other ownership interests so indicated on Schedule 4.12 are fully paid and non-assessable and
                          -------------
are owned by the Company, directly or indirectly, free and clear of all Liens, other than certain pledges to the Senior Lender. Schedule 4.12 also sets forth
                                                  -------------
all joint ventures and partnerships of the Company with any other Person.

     SECTION 4.13 Company's Officers, Directors, and Affiliates. Attached hereto as Schedule 4.13 is an accurate and complete list of all directors,
          -------------
officers, and Affiliates of the Company.  Other than the Persons listed in

Schedule 4.13 and the Company's shareholders, there are no other Persons
-------------
controlling the Company's Business.

     SECTION 4.14  Litigation; Compliance with Laws

          (a) Except as set forth on Schedule 4.14 (the "Litigation Schedule"),
                                     -------------
there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting the Company, its directors or officers, or any business, property or rights of any such Person (i) that involve any Investment Document or the Transaction or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) Neither the Company nor any of its respective material properties or assets is in violation of nor will the continued operation of its material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          (c) Except for matters set out in the Litigation Schedule, the Company is not in breach of, default under, or in violation of (where such breach, default or violation would have a Material Adverse Effect on the Company): (a) any Applicable Law, decree, or order that may result in a Material Adverse Effect; or (b) any material deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license, indenture, contract, or other agreement, instrument or obligation to which it is a party or by which it is bound or to which its assets are subject.

     SECTION 4.15  Material Contracts.  Attached hereto as Schedule 4.15 is an
                                                           -------------
accurate and complete list of all material contracts (i.e., all those representing 10% or more of the Company's total consolidated revenue, profit or volume) to which the Company is a party or by which the Company or any of its assets is bound (collectively, the "Contracts"). The Company has entered into all Contracts necessary for the conduct of its business as presently conducted. True and complete copies of each of the Contracts have been provided to Allied. Each of the Contracts is valid, binding and enforceable in accordance with its terms and remains in full force and effect. The Company is not in default or alleged to be in default in any material respect with respect to any of its obligations under any of the Contracts (nor would be in default or alleged to be in default with the giving of notice, passage of time, or both), and, to the best of the Company's knowledge, no party other than the Company is in default with respect to such party's obligations under any of the Contracts (or would be in default or alleged to be in default with the giving of notice, passage of time, or both). No claim has been asserted against the Company that is or could be adverse to the Company's interests under any of the Contracts. None of the Contracts is subject to any material rights of set-off, recoupment or similar deduction or offset. The Company has not assigned or encumbered any of its rights, title or interest in or under any of the Contracts nor agreed to any oral modifications of any of the provisions of any of the Contracts, other than the Company's pledge of general intangibles to the Senior Lender.

     SECTION 4.16 No Side Agreements. To the Company's knowledge, there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of the Company to an officer, director, shareholder or manager of the Company with respect to any transaction between the Company and a supplier or customer. Except for the transactions set forth on Schedule 4.16
                                                                -------------
attached hereto, no Affiliate of the Company, directly or indirectly, transacts any business with the Company, except for employment arrangements in accordance with the terms of Section 6.11 below.
                  ------------

     SECTION 4.17 Investment Company Act; Public Utility Holding Company Act. The Company is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 4.18 Use of Proceeds. The Company will use the proceeds of the investment only for the purposes specified in Article II.
                                              ----------

     SECTION 4.19 Tax Returns. The Company has filed or caused to be filed all Federal and material state, local and foreign tax returns or materials required to have been filed by it or has filed extensions therefor and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves.

     SECTION 4.20 No Material Misstatements. No information, report, financial statement, exhibit or schedule filed with the Securities and Exchange Commission or furnished by or on behalf of the Company or Macro to Allied in connection with the negotiation of any Investment Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

     SECTION 4.21 Employee Benefit Matters. There is no existing single-employer plan defined in Section 4001(a) of ERISA as to which the Company is, or immediately after the Closing Date will be, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively. Attached hereto as Schedule 4.21 is an accurate and complete list of each plan
                   -------------
described in Section 4001(a) of ERISA, as to which the Company is assuming any liability or will be liable to make contributions or for the payment of benefits. The Company has delivered to Allied true and complete copies of each of the plans listed on Schedule 4.21 attached hereto. There have been no
                       -------------
"reportable events" as set forth in Section 4043(b) of ERISA with respect to any such plan, and no termination of any such plan since the effective date of ERISA which could result in any tax, penalty or liability being imposed upon the Company. The Company has not participated in, and the execution and delivery of this Agreement by the Company will not involve, any "prohibited transaction" (as defined in Section 4975 of the Code) that could subject the Company to any tax or penalty imposed by Section 4975 of the Code. To the best knowledge of the Company, no predecessor-in-interest to the Company has participated in any "prohibited transaction" (as defined in Section 4975 of the Code) that could subject the Company to any tax or penalty imposed by Section 4975 of the Code. Since the effective date of ERISA, neither the Company nor, to the best knowledge of the Company, any predecessor-in-interest to the Company, has incurred any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA, to which the Company could be subject or for which it might be liable. The Company is not, and immediately after the Closing will not be, a party to, and none of the operations of the Company is, or after the Closing will be, covered by, a "multi-employer plan", as defined in Section 3(37) of ERISA.

     SECTION 4.22 Environmental Matters. To the Company's knowledge, except as set forth in Schedule 4.22:
             -------------

          (a) The properties owned or operated by the Company (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (b) The Properties and all operations of the Company are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Company, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (d) The Company has not received any notice of an Environmental Claim in connection with the Properties or the operations of the Company or with regard to any Person whose liabilities for environmental matters the Company has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor does the Company have reason to believe that any such notice will be received or is being threatened; and

          (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor has the Company retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.23 Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against the Company pending or, to the actual knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable federal state, local or foreign law dealing with such matters. All payments due from the Company, or for which any claim may be made against the Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company. The consummation of the Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company is bound.

     SECTION 4.24  Employees.  Attached hereto as Schedule 4.24 is an accurate
                                                  -------------
and complete list of all employment and compensation contracts, including all retirement benefit agreements not disclosed on Schedule 4.21, between the
                                               -------------
Company and its officers and executives. The Company has delivered to Allied accurate and complete copies of all such contracts. No officer, executive or other key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company.

     SECTION 4.25 Management History. To the Company's knowledge, during the past ten years, no officer or director of the Company (including, but not limited to, each member of the Management Group) has been arrested for, or convicted of, any criminal offense, has been the subject of an Act of Bankruptcy, or has served as an officer, director, general partner, member, or manager of any Person that has been or is the subject of an Act of Bankruptcy.

     SECTION 4.26 Solvency. Immediately after the consummation of the Transaction to occur on the Closing Date and after giving effect to the application of the proceeds of the investment, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Company on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as and when such debts and liabilities become absolute and matured; and (d) the Company on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

     SECTION 4.27 Licenses. The Company has good title to all of the Licenses needed to properly operate the Company's Business.

     SECTION 4.28 Warrant Shares. All of the Warrant Shares have been duly authorized and reserved for issuance, and upon issuance subsequent to the payment of the exercise price in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

     SECTION 4.29 Brokers. Other than Wallace Willmore Cromwell & Co., LLC, whose commission shall be paid by the Company, the Company has not engaged the services of a broker in connection with the Transaction.

     SECTION 4.30 Intellectual Property. As of the Closing Date, the Company owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, trademark, copyright and License is listed, together with application or registration numbers, as applicable in Schedule
                                                                    --------
4.30.  The Company conducts its business and affairs without infringement of or
----
interference with any Intellectual Property of any other Person.

     SECTION 4.31 Year 2000 Representation. The Company and its Subsidiaries have made a full and complete assessment of the Year 2000 Issues and have prepared a realistic and achievable program for remediating any applicable Year 2000 Issues on a timely basis. The Company believes that Year 2000 Issues will not have a Material Adverse Effect.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     Subject to the provisions of Section 5.15 hereof, so long as Allied shall
                                  ------------
hold an equity interest in the Company and until the principal of and interest on the Debentures have been paid in full, unless the Holders of a majority of the outstanding principal amount of the Debentures shall otherwise consent in writing, the Company covenants and agrees with the Holders to do all of the following:

     SECTION 5.1  Existence; Businesses and Properties.

          (a) The Company and each Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as permitted by Section 6.4.
                                  -----------

          (b) The Company and each Guarantor will do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated to the extent that a failure to do so could result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (c) The Company shall hold meetings of its board of directors no less than four (4) times per year in person or by telephone. The Company shall notify Allied of each meeting at least one week in advance. An Allied representative shall have the right to attend each board meeting at the Company's expense.

     SECTION 5.2 Insurance. The Company and each Guarantor will keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including commercial general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     SECTION 5.3 Obligations and Taxes. The Company and each Guarantor will pay its Indebtedness and other obligations promptly and in accordance with their terms (except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Effect), and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof, provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or applicable Guarantor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     SECTION 5.4 Financial Statements, Reports, etc. The Company will furnish to the Holders

          (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Company, as of the close of such fiscal year and the results of its operations during such year, all audited by an independent public accountant of recognized national or regional standing and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP;

          (b) within 45 days after the end of each fiscal quarter of each fiscal year, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Company, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by its Financial Officer (on behalf of the Company) as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) as soon as available and in any event within 45 days after the end of each month (including the last month of the Company's fiscal year), a copy of the monthly financial reports required to be submitted to the Senior Lender pursuant to the Senior Credit Agreement;

          (d) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer of the Company (on behalf of the Company) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations), certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (e) prior to fiscal year end, a projection for the next three (3) years and quarterly projections for the coming year in the same format at the financial statements of the Company;

          (f) within thirty (30) days after filing, copies of all periodic and other material reports, proxy statements and other materials filed by the Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders (exclusive of proprietary information unless (i) the Person that is the source of the information or report is a public company and (ii) such Person would then be required to file such proprietary information with the Securities and Exchange Commission), as the case may be;

          (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company, or compliance with the terms of any Investment Document, as the Holders may reasonably request.

     SECTION 5.5 Litigation and Other Notices. The Company will furnish to the Holders prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect, and within thirty (30) days after filing, the Company shall provide the Holders with copies of all pleadings of any material lawsuits filed by or against the Company;

          (c) within ten (10) days after receipt, a copy of any notice received by the Company of the occurrence of any default under any Indebtedness, including the Senior Debt, or under any Leases to which the Company is a party; and

          (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.6 Employee Benefits. The Company will (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Holders (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Company in an aggregate amount exceeding $250,000, a statement of a Financial Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company propose to take with respect thereto.

     SECTION 5.7 Maintaining Records; Access to Properties and Inspections. The Company will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Company will permit any representatives designated by the Holders to visit and inspect the financial records and the properties of the Company at reasonable times during normal business hours and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Holders to discuss the affairs, finances and condition of the Company with the officers thereof and independent accountants therefor.

     SECTION 5.8 Compliance with Laws. The Company will comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters to the extent that non-compliance could result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that the Company shall not be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     SECTION 5.9 Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 4.22 or Section 5.8 shall have occurred and be
                      ------------    -----------
continuing, at the request of the Holders, the Company will provide to the Holders, within 45 days after such request, at the expense of the Company, an environmental site assessment report for the Properties that are the subject of such default prepared by an environmental consulting firm acceptable to the Holders and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

     SECTION 5.10 Year 2000 Issues. The Company shall take all reasonable steps in an effort to insure that the Company's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. From time to time, at the request of the Holders, the Company shall provide to the Holders such updated information as is requested regarding the status of the Company's efforts to become Year 2000 Compliant. For the purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities used by, and material to the business operations or financial condition of, the Company and its Subsidiaries are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000.

     SECTION 5.11 Further Assurances. The Company will execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Holders may reasonably request, in order to effectuate the transactions contemplated by the Investment Documents. The Company shall deliver or cause to be delivered to the Holders all such instruments and documents (including legal opinions and lien searches) as the Holders may reasonably request to evidence compliance with this Section.

     SECTION 5.12 Maintenance of Office or Agency. The Company shall maintain an office or agency (i) where the Debentures may be presented for payment, or for registration and transfer and for exchange as provided in this Agreement; and (ii) where notices and demands to or upon the Company in respect of the Debentures may be served. The location of such office or agency initially shall be Opinion Research Corporation, 23 Orchard Road, Skillman, New Jersey 08558. The Company shall give the Holders written notice of any change of location thereof.

     SECTION 5.13 Financial Ratios and Covenants. Beginning with the calendar quarter ended September 30, 1999, the Company shall, with respect to such calendar quarter and each calendar quarter thereafter, have complied or comply with and maintain each of the following financial ratios and financial covenants, measured in accordance with GAAP, based upon results for the immediately preceding calendar quarter, and using the information set forth in the financial statements provided by the Company in accordance with Section 5.4
                                                                    -----------
above:

          (a) Indebtedness to Adjusted EBITDA Ratio. Prior to the Maturity Date, the Company shall maintain the following maximum ratio of Indebtedness as of the last day of such calendar quarter to Adjusted EBITDA for the 12 month period ending on such day, commencing with the calendar quarter ending September 30, 1999:

--------------------------------------------------------------------------------------------------
 September 30, 1999 -      December 31, 2000 -      December 31, 2001 -      December 31, 2002 and
  September 30, 2000        September 30, 2001       September 30, 2002           thereafter
--------------------------------------------------------------------------------------------------
       4.50:1                    4.25:1                   4.00:1                    3.75:1
--------------------------------------------------------------------------------------------------

In the calculation of Indebtedness for the Indebtedness to Adjusted EBITDA ratio, the Senior Revolver Debt portion of the Company's Indebtedness shall be deemed to be the average daily principal balance of the Senior Revolver Debt for the final one month period of the applicable 12 month period.

          (b) EBITDA to Principal and Interest Ratio. Prior to the Maturity Date, the Company shall maintain the following minimum ratios of EBITDA for the 12 month period ending on the last day of such calendar quarter to Principal and Interest for the 12 month period ending on the last day of such calendar quarter commencing with the calendar quarter ending September 30, 1999:

----------------------------------------------------------------------------
     1999                     2000                     2001 and thereafter
----------------------------------------------------------------------------
    1.30:1                    1.50:1                        1.60:1
----------------------------------------------------------------------------

As used in this financial covenant, "Principal and Interest" means all scheduled payments during the applicable period of principal and cash interest obligations on the Company's Indebtedness.

     SECTION 5.14  Right of First Refusal.

          (a)  For purposes of this Section 5.14, the term "Covered Financings"
                                   ------------
means the issuance or sale of any equity interest in the Company, or any security or instrument convertible into or exchangeable for such equity interest in the Company, or any options (exclusive of options listed in Schedule 4.9),
                                                               ------------
warrants or other rights to acquire any equity interest in the Company, except
(i) any issuance or sale of any of the foregoing if the primary purpose thereof is other than to raise additional capital for the Company, (ii) any offering and issuance or sale by Company of securities of the Company that are or will be registered under and in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and (iii) options issued to employees of the Company under Plans approved by the Board of Directors of the Company.

          (b) Commencing upon the date hereof and continuing until that such time as the Debentures has been paid in full and the Obligations have been fully discharged, Allied shall have the rights described in this Section 5.14 with
                                                           ------------
respect to any Covered Financings proposed to be undertaken by the Company. If the Company desires to undertake any Covered Financing, then, prior to doing so, the Company shall be obligated to first comply with the following requirements:

              (i) If the Company receives a bona fide offer (any such, a "Third Party Offer") from a third party or third parties (all such parties are collectively referred to as the "Third Party Offeror") to provide a Covered Financing, then the Company shall promptly furnish to Allied a true and complete copy of such Third Party Offer (the "Financing Notice"), including the name of the Third Party Offeror;

              (ii) For a period of 15 days following its receipt of the Financing Notice, Allied shall have the exclusive option to receive seven percent (7%) of the Covered Financing at the price and upon the terms set forth in the Third Party Offer and such additional terms and conditions as may be required, customary, and consistent with the terms and conditions contained in the Third Party Offer. If Allied elects to participate in the Covered Financing, it shall notify the Company of such election no later than 15 days following Allied's receipt of the Financing Notice;

              (iii) If Allied does not elect to participate in the Covered Financing, the Company shall be entitled to proceed to obtain the Covered Financing from the Third Party Offeror only if each of the following requirements is satisfied: (i) the Covered Financing is being made upon the terms and conditions contained in the Third Party Offer and such additional terms and conditions as may be required, customary and consistent with the terms and conditions contained in the Third Party Offer and (ii) the Covered Financing will be fully funded prior to the expiration of 120 calendar days from the date of the Third Party Offer.

          (iv) If, for any reason whatsoever, the Company fails to obtain the Covered Financing from the Third-Party Offeror within the time limit specified in clause (iii) of this Section 5.14 and in conformity with each of the other
                        ------------
requirements specified in clause (iii) of this Section 5.14, then the Company
                                               ------------
shall promptly notify Allied to that effect in writing, and the Company shall comply anew with the requirements of this Article V prior to obtaining any
                                          ---------
Covered Financing.

     SECTION 5.15 Duration of Certain Covenants. Upon repayment of the Debentures in full and for so long as any of the Company's securities remain listed on a national securities exchange or automated trading system, the Company shall not be required to comply with the covenants set forth in this
Article V. If after repayment of the Debentures, none of the Company's classes of securities are any longer listed for trading as described above, the following covenants shall again be in full force and effect: Section 5.1,
                                                              -----------
Section 5.4, Section 5.5, Section 5.7, and Section 5.11.
-----------  -----------  -----------      ------------

     SECTION 5.16 Schedules. Each of the Schedules attached to this Agreement pertain only to the Company except as the context may require otherwise. The Company agrees to provide revised Schedules, as applicable, to incorporate pertinent information for each of the Subsidiaries within thirty (30) days after the date hereof.

                                  ARTICLE VI
                              NEGATIVE COVENANTS

     Until the principal of and interest on the Debentures have been paid in full, unless the Holders of a majority in interest of the outstanding principal amount of the Debentures shall otherwise consent in writing, the Company covenants and agrees not to do any of the following without the prior written consent of such Holders:

     SECTION 6.1 Indebtedness. The Company shall not and shall not permit any of its Subsidiaries directly or indirectly to incur, create, assume or permit to exist any Indebtedness other than (a) the Senior Debt or debt to replace the Senior Debt on terms materially the same as or more favorable than the Senior Debt; provided that Senior Debt, or replacement senior debt, may increase as long as the financial covenants set forth in Exhibit A remain satisfied upon
                                             ---------
inclusion of the Senior Debt increase; (b) Indebtedness existing on the date hereof and set forth in Schedule 4.7 or as disclosed in the Financials; (c)
                        ------------
Indebtedness created hereunder and under the other Investment Documents; (d) the obligation to make Earn Out Payments; (e) intercompany Indebtedness from the Company to its Subsidiaries or from a Subsidiary to other Subsidiaries provided the aggregate amount of all loans to foreign Subsidiaries shall not exceed $6,500,000 at any time outstanding; (f) Indebtedness not to exceed $1,250,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to capital leases; and (g) unsecured Indebtedness not to exceed $1,250,000 in the aggregate at any time outstanding.

     SECTION 6.2 Liens. The Company shall not create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof except:

          (a) Liens securing the Senior Debt or any replacement or refinancing thereof permitted hereunder;

          (b) Liens for taxes, assessments or other governmental charges not yet due and payable;

          (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established therefor in accordance with GAAP and the aggregate amount of liabilities secured by such Liens does not exceed $250,000 at any time;

          (d) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (e) pledges and deposits, in an aggregate amount not to exceed $200,000, made in the ordinary course of business in compliance with workers' compensation unemployment insurance and other social security laws or regulations;

          (f) Liens for purchase money obligations; provided, that (i) the purchase of the asset subject to any such Lien is permitted under Section 6.15,
                                                                  ------------
(ii) the Indebtedness secured by any such Lien is permitted under Section 6.1;
                                                                  -----------
and (iii) any such Lien encumbers only the asset so purchased and the proceeds resulting from the sale thereof;

          (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) any attachment or judgment Lien not constituting an Event of Default under Section 7.1

          (i) any interest or title of a lessor or sublessor under any lease prohibited by this Agreement; and

          (j) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 6.2 hereto.
                                      ------------

     SECTION 6.3 Investments, Notes, and Advances. The Company shall not make any Investments except:

          (a) Investments by the Company and its Subsidiaries existing on the date hereof; provided that there shall be no increase in such Investment after the Closing date;

          (b) Permitted Investments so long as such Permitted Investments are not subject to setoff rights;

          (c) intercompany loans permitted under Section 6.1;
                                                 -----------

          (d) loans and advances to employees in the ordinary course of business not to exceed $150,000 in the aggregate at any time outstanding and existing loans (including extensions thereof) to officers not to exceed $260,000 in the aggregate at any time outstanding;

          (e) acquisitions permitted hereunder; and

          (f) capital contributions made to Subsidiaries as long as the aggregate amount of capital contributions made after the Closing Date by the Company and its domestic Subsidiaries to foreign Subsidiaries does not exceed $1,000,000.

     SECTION 6.4 Mergers, Consolidations, Sales of Assets and Acquisitions, Act of Dissolution.

          (a) The Company shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, in each case with the prior consent of holders of a majority of the outstanding principal amount of the Debentures, which consent shall not be unreasonably withheld, except that (i) the Company and any Subsidiary may purchase and sell assets in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation and (B) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary and no Person other than the Company or a Subsidiary receives any consideration; (iii) the Company may make a single acquisition of another entity at a total consideration of $5,000,000 or more in any rolling twelve (12) month period or two or more acquisitions of other entities at an aggregate consideration of $7,500,000 or more in any rolling twelve (12) month period; and (iv) the Company may transfer assets to its Subsidiaries so long as such Subsidiary has joined in the Guaranty as a Guarantor. In addition, the Company may not transfer or in any other manner convey or dispose (excluding Inventory sold and Equipment disposed of in the ordinary course of business) of an equitable, beneficial or legal interest in (A) assets necessary to operate Company's Business, or (B) other material assets unless the Company applies the proceeds to replace or upgrade the transferred assets, to make related capital expenditures, or to repay Senior Debt or the Debentures.

          (b) The Company shall not suffer an Act of Dissolution (or suffer any Act of Dissolution).

     SECTION 6.5 Dividends and Distributions; Restrictions on Ability of the Company to Pay Dividends.

          (a) The Company shall not declare or pay, directly or indirectly, any dividend or make any other distribution, whether in cash, property, securities or a combination thereof (other than a dividend or distribution of any shares of common stock of the Company), with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that the Company shall cause each of its Subsidiaries to distribute, or cause to be distributed, not less frequently than quarterly, to the Company all cash receipts, including operating cash flow, sales proceeds and investment income, after payment of all expenses, other costs permitted to be paid herein and after the funding of reasonable reserves and setting aside funds reasonably anticipated to be needed for acquisitions reasonably expected to be consummated that are otherwise permitted hereunder.

          (b) The Company shall not permit its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to
(i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Company or the parent of such Subsidiary.

          (c) Neither the Company nor any of its Subsidiaries shall make any Earn Out Payment at any time during the continuation of a payment Default.

          (d) The Company may redeem the Stock Options (as defined in Section 4(b)(ii) of the ProTel Purchase Agreement) in accordance with the terms of the ProTel Purchase Agreement as long as all of the following conditions are satisfied:

              (i) no Default or Event of Default exists at the time of any such payment or would occur as a result thereof;

              (ii) the maximum aggregate amount of all redemptions shall not exceed $2,000,000; and

              (iii) such redemption is permitted under the Senior Credit Agreement.

     SECTION 6.6 Transactions with Affiliates. The Company shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Company may engage in any of the foregoing transactions with any of its Subsidiaries and the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

     SECTION 6.7 Business of Company, Change of Location, and Subsidiaries. The Company shall not engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto. The Company shall not acquire or create any new domestic Subsidiary unless such subsequently acquired or organized Subsidiary executes a joinder to the Guaranty, in form acceptable to the Holders.

     SECTION 6.8 Transfer Affecting the Company's Business. The Company shall not permit a Transfer Affecting the Company's Business.

     SECTION 6.9 Intellectual Property. The Company shall not do any of the following to the extent that any such action could result in a Material Adverse
Effect:

          (a) Except in the ordinary course of its business, the Company will not Transfer or grant an exclusive or non-exclusive license relating to, or otherwise dispose of any of the Intellectual Property, including, without limitation, the Intellectual Property described on Schedule 4.30 attached
                                                   -------------
hereto, without the prior written consent of the Holders.

          (b) The Company will not do any act, nor omit to do any act, whereby any such patents or trademarks, once granted, may become abandoned or unenforceable, and the Company shall notify the Holders as soon as reasonably possible if it knows or has reason to know of any reason why any application may become abandoned, invalidated or the subject of any suit.

          (c) The Company will render any assistance reasonably necessary to the Holders without cost in any proceeding before the United States Patent and Trademark Office or any similar office or agency in the United States or any other country to maintain each application for any patents, copyrights, trademarks or other Intellectual Property, including, without limitation, the filing of all renewals and paying all annuities.

          (d) The Company shall not infringe on or interfere with any Intellectual Property of any other Person in any material respect.

     SECTION 6.10 Employee Compensation. All executive compensation shall be determined by the compensation committee of the Board of Directors of the Company, which committee shall consist of a majority of outside directors. If the Company is in default of its payment obligations hereunder or under the Debenture, then the Company shall not pay any employee, nor loan nor advance money to any employee, an aggregate annual amount in excess of $350,000.00 (exclusive of sales commissions) without the written approval of Allied.

     SECTION 6.11 Prepayments. Except for the Senior Debt or the Debentures, the Company shall not prepay any Indebtedness for borrowed money nor make any Earn Out Payment in advance of the due date.

     SECTION 6.12 Stay, Extension and Usury Laws. The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of their obligations under this Agreement or the Debenture. The Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 6.13 Investment Company Act. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

     SECTION 6.14 Inconsistent Agreements. Except in connection with the Senior Debt, the Company shall not (i) enter into any agreement or arrangement that would restrict in any material respect the ability of the Company to fulfill its Obligations under the Investment Documents, or (ii) supplement, amend or otherwise modify the terms of its articles of incorporation or by-laws if the effect thereof would be materially adverse to the Holders.

     SECTION 6.15 Capital Expenditures. The Company shall not incur more than Five Million and no/100 Dollars ($5,000,000.00) in capital expenditures during fiscal year 1999. During each fiscal year thereafter, the Company shall not incur for capital expenditures more than One Million and no/100 Dollars ($1,000,000.00) over the board-approved budget for capital expenditures for that year. Notwithstanding the foregoing, in the event the Company does not expend the entire amount set forth herein in each such year, the Company and its Subsidiaries may carry forward to the immediately succeeding fiscal year 50% of the unutilized portion of such amount.

                                  ARTICLE VII
                               EVENTS OF DEFAULT
                                 AND REMEDIES

     SECTION 7.1 Events of Default. If any of the following events ("Events of Default") occur and are continuing:

          (a) any representation or warranty made or deemed made in or in connection with any Investment Document hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Investment Document, proves to have been materially false or misleading when so made, deemed made or furnished;

          (b) default is made in the payment of any principal of the Debentures when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default is made in the payment of any interest on the Debentures and such default continues for five days, or default is made in the payment of any other amount (other than an amount referred to in (b) above) due under any Investment Document, when and as the same becomes due and payable, and such default continues for five days after notice;

          (d) default is made in the due observance or performance by the Company of any covenant, condition or agreement contained in Section 5.13 that
                                                             ------------
is not cured within thirty (30) days after notice from the Holders to the Company;

          (e) default is made in the due observance or performance by the Company of any covenant, condition or agreement contained in any Investment Document (other than those specified in (b), (c) or (d) above) and such default continues unremedied for a period of 30 days after notice thereof from the Holders to the Company,

          (f) with respect to Indebtedness other than Senior Debt, the Company
(i) fails to pay when due or within any applicable grace period any principal or interest, regardless of amount due, in respect of any individual Indebtedness in a principal amount in excess of $500,000, or aggregate Indebtedness in excess of $1,000,000, when and as the same becomes due and payable, or (ii) fails to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, Indebtedness having an individual principal amount in excess of $500,000 or having an aggregate principal amount in excess of $1,000,000 to become due prior to its stated maturity; provided that so long as the holder or holders of such Indebtedness have not commenced exercising any remedies against the Company following acceleration, the Company shall have a period of 30 days to cure any failure described in this paragraph (f);

          (g) with respect to the Senior Debt, the Senior Lender shall have accelerated the Senior Debt;

          (h) an Act of Bankruptcy or Act of Dissolution shall have occurred with respect to the Company;

          (i) any money judgment, writ or warrant of attachment, or similar process involving (i) an amount in any individual case in excess of $1,000,000 or (ii) an amount in the aggregate at any time in excess of $3,000,000 (excluding any portion thereof that an insurance company of recognized standing and creditworthiness has agreed in a writing reasonably satisfactory to the Holders to pay) is rendered against the Company, and the same shall remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce any such judgment; or

          (j) an ERISA Event occurs that in the opinion of the Holders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $250,000.

then, and in every such event, (other than an event with respect to the Company described in paragraph (h) above) and at any time thereafter during the continuance of such event but subject to the terms of the Subordination Agreement, the Holders may by notice to the Company, take either or both of the following actions, at the same or different times: declare the principal amount then outstanding under the Debentures to be forthwith due and payable in whole or in part, whereupon the principal amount so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Company accrued hereunder and under any other Investment Document, shall become forthwith due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Investment Document to the contrary notwithstanding; and in any event with respect to the Company described in paragraph (h) above, the principal of the Debentures then outstanding, together with accrued interest thereon and all other liabilities of the Company accrued hereunder and under any other Investment Document, shall automatically become due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Investment Document to the contrary notwithstanding.

     SECTION 7.2 Waivers. The Company waives presentment, demand, notice of dishonor, and protest, and all demands and notices of any action taken by the Holders under this Agreement, except as otherwise provided herein.

     SECTION 7.3 Enforcement Actions. Subject to the terms of the Subordination Agreement, upon an Event of Default, the Holders may, at their option, collect all or any portion of the Obligations or enforce against the Company any of their respective rights and remedies including, but not limited to: (i) commencing or pursuing legal proceedings to collect any amounts owed with respect to the Obligations; or (ii) executing upon, or otherwise enforcing, any judgment obtained with respect to amounts owed with respect to the Obligations.

     SECTION 7.4 Costs. The Company shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after the Debentures shall become due at their maturity date or otherwise (including, but not limited to, reasonable attorneys' fees and costs) which the Holders may reasonably incur in connection with the collection of any of the Obligations. The Holders are authorized to pay at any time and from time to time any or all of such expenses, to add the amount of such payment to the amount of principal outstanding under the Debenture, and to charge interest thereon at the rate specified in the Debenture.

     SECTION 7.5 Remedies Non-Exclusive. None of the rights, remedies, privileges or powers of the Holders expressly provided for herein are exclusive, but each of them is cumulative with, and in addition to, every other right, remedy, privilege and power now or hereafter existing in favor of each of the Holders, whether pursuant to the other Investment Documents, at law or in equity, by statute or otherwise.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to Opinion Research Corporation, 23 Orchard Road, Skillman, New Jersey 08558 (Telecopy No. (908) 281-5103); with a copy to Wolf, Block, Schorr and Solis-Cohen LLP, 111 South Fifteenth Street, 12th floor, Philadelphia, Pennsylvania 19102-2678, ATTN: David Gitlin, Esq. (Telecopy No.
(215) 977-2740) [until July 4, 1999] and to Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, Philadelphia, Pennsylvania 19103, ATTN: David Gitlin, Esq. (Telecopy No. (215) 977-2740) [after July 4, 1999]; and

          (b) if to Allied, to Allied Capital Corporation, at its offices at 1919 Pennsylvania Avenue NW, Washington, DC 20006-3434, Attention of Thomas H. Westbrook (Telecopy No. 202-659-2053), with a copy to Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036 Attention of Anthony Rickert (Telecopy No. 202-223-2085).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with
                                             -----------
the latest unrevoked direction from such party given in accordance with this
Section 8.1.
-----------

     SECTION 8.2 Survival of Agreement. Except as expressly provided otherwise in Articles V and VI, all covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Investment Document shall be considered to have been relied upon by Allied and shall survive the making by Allied of the investment, regardless of any investigation made by Allied or on its behalf and shall continue in full force and effect as long as the principal of or any accrued interest on the Debentures is outstanding and unpaid. The provisions of Section 8.6 shall remain operative
                                             -----------
and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Debenture, the invalidity or unenforceability of any term or provision of this Agreement or any other Investment Document, or any investigation made by or on behalf of Allied.

     SECTION 8.3 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and Allied, and when Allied shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 8.4  Successors and Assigns.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company or Allied that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) The Company shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Holders, and any attempted assignment or delegation without such consent shall be null and void.

     SECTION 8.5  Expenses; Indemnity.

          (a) The Company will pay a loan origination fee of $150,000 and all out-of-pocket expenses incurred by Allied in connection with the preparation of this Agreement and the other Investment Documents, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by Allied in connection with the enforcement or protection of its rights in connection with this Agreement and the other Investment Documents, including any suit, action, claim or other activity of Allied to collect the Obligations or any portion thereof, or in connection with the Transaction hereunder, including the reasonable fees, charges and disbursements of Piper & Marbury L.L.P., counsel for Allied, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for Allied.

          (b) The Company will indemnify each Holder, and its directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Investment Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated thereby, (ii) the use of the proceeds of the investment, (iii) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Company, or any Environmental Claim related in any way to the Company; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) The provisions of this Section 8.5 shall remain operative and in
                                     -----------
full force and effect regardless of the expiration of the term of this Agreement the consummation of the transactions contemplated hereby, the repayment of the Debenture, the invalidity or unenforceability of any term or provision of this Agreement or any other Investment Document, or any investigation made by or on behalf of Allied. All amounts due under this Section 8.5 shall be payable on
                                             -----------
written demand therefor.

     SECTION 8.6 Waiver of Consequential and Punitive Damages. The Company and Allied hereby waive to the fullest extent permitted by law all claims to consequential and punitive damages in any lawsuit or other legal action brought by any of them against any other of them in respect of any claim among or between any of them arising under this Agreement, the other Investment Documents, or any other agreement or agreements between or among any of them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the Closing Date, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, including any thereof in contract, tort, strict liability or otherwise, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, Allied and the Company acknowledge and agree that there shall be no claims for consequential or punitive damages made by Allied against the Company and there shall be no claims for consequential or punitive damages made against Allied by the Company. Allied and the Company acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

     SECTION 8.7 Applicable Law. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER INVESTMENT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND (EXCLUDING MARYLAND CONFLICTS OF LAWS PROVISIONS).

     SECTION 8.8  Waivers; Amendment.

          (a) No failure or delay of Allied in exercising any power or right hereunder or under any other Investment Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holders hereunder and under the other Investment Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Investment Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Holders of a majority in interest of the Debentures.

     SECTION 8.9 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the investment, together with all fees, charges, warrants and other amounts which are treated as interest on the investment under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Holders holding the investment in accordance with applicable law, the rate of interest payable in respect of the investment hereunder, together with all Charges payable in respect thereof shall be limited to the Maximum Rate.

     SECTION 8.10 Entire Agreement. This Agreement and the other Investment Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Investment Documents. Nothing in this Agreement or in the other Investment Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Investment Documents.

     SECTION 8.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INVESTMENT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.
                                                            ------------

     SECTION 8.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Investment Document should be held invalid, illegal or unenforceable in any the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 8.3. Delivery
                                                          -----------
of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 8.14 Heading. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.15  Jurisdiction; Consent to Service of Process.

          (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Maryland State court or Federal court of the United States of America sitting in the State of Maryland, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the other Investment Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of Maryland or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Holders may otherwise have to bring any action or proceeding relating to this Agreement or the other Investment Documents against the Company or its properties in the courts of any jurisdiction.

          (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit action or proceeding arising out of or relating to this Agreement or the other Investment Documents in any Maryland State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this
                                              -----------
Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 8.16 Relationship of the Parties; Advice of Counsel. This Agreement provides for the making of an investment by Allied, in its capacity as an investor, in the Company, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Company to Allied. The provisions herein for compliance with financial covenants, if any, and delivery of financial statements are intended solely for the benefit of the

Holders to protect their interests as lenders in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating Allied to act as a financial or business advisor or consultant to the Company, as permitting or obligating Allied to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of Allied to the Company, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. Allied is not (and shall not be construed as) partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Company; neither Allied nor the Company intend that Allied assumes such status, and, accordingly, Allied shall not be deemed responsible for (or a participant in) any acts or omissions of the Company or any of its partners. Each of Allied and the Company represents and warrants to the other that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers under seal as of the day and year first above written.

ATTEST:                       COMPANY:


                              OPINION RESEARCH CORPORATION

                              a Delaware corporation

        /s/ Doug Cox               By:     /s/ John F. Short     (SEAL)
----------------------------          ---------------------------
                                   Name:  John F. Short
                                   Title: President

                              ALLIED:

                              ALLIED CAPITAL CORPORATION
                              a Maryland corporation

  /s/ Kristine M. Lansing          By:   /s/ Thomas H. Westbrook (SEAL)
----------------------------          ---------------------------
                                   Name:  Thomas H. Westbrook
                                   Title: Principal

                              ALLIED INVESTMENT CORPORATION
                              a Maryland corporation

  /s/ Kristine M. Lansing
----------------------------       By:   /s/ Thomas H. Westbrook (SEAL)
                                         ------------------------
                                   Name:  Thomas H. Westbrook
                                   Title: Principal

                            EXHIBITS AND SCHEDULES

          Exhibit A      Financial Covenants Solely for Increase in Senior Debt

          Schedule 4.7   Indebtedness

          Schedule 4.9   Ownership and Control of Company

          Schedule 4.10  Material Adverse Changes

          Schedule 4.11  Leases

          Schedule 4.12  Subsidiaries

          Schedule 4.13  Directors, Officers and Affiliates

          Schedule 4.14  Litigation

          Schedule 4.15  Material Contracts

          Schedule 4.16  Transactions with Affiliates

          Schedule 4.21  ERISA

          Schedule 4.22  Environmental Matters

          Schedule 4.24  Employment Contracts

          Schedule 4.30  Intellectual Property

          Schedule 6.2   Liens

                                   EXHIBIT A

            FINANCIAL COVENANTS SOLELY FOR INCREASES IN SENIOR DEBT

          (a) Indebtedness to Adjusted EBITDA Ratio. The Company shall maintain the following maximum ratio of Indebtedness as of the last day of the most recently completed calendar quarter to Adjusted EBITDA for the 12 month period ending on such day:

     ------------------------------------------------------------------------
         1999                    2000             2001 and thereafter
     ------------------------------------------------------------------------
        4.50:1                  4.00:1                 3.75:1
     ------------------------------------------------------------------------

In the calculation of Indebtedness for the Indebtedness to Adjusted EBITDA ratio, the proposed increased Senior Debt portion of the Company's Indebtedness shall be deemed to be the full increased maximum Senior Debt.

          (b) Adjusted EBITDA to Principal and Interest Ratio. The Company shall maintain the following minimum ratios of Adjusted EBITDA for the 12 month period ending on the last day of the most recently completed calendar quarter to Principal and Interest for the 12 month period ending on such date:

     ------------------------------------------------------------------------
         1999                    2000             2001 and thereafter
     ------------------------------------------------------------------------
        1.30:1                  1.50:1                 1.60:1
     ------------------------------------------------------------------------

As used in this financial covenant, "Principal and Interest" means all scheduled payments during the applicable period of principal and cash interest obligations on the Company's Indebtedness, including the proposed increase in Senior Debt.